UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38624	16-1603202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 Mount Hope Avenue, Rochester, New York	14620
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 271-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VCNX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As of August 3, 2021, Vaccinex, Inc. (the “Company”), repaid in full its 7% Original Issue Discount Senior Secured Convertible Debenture due August 3, 2020 (the “Debenture”), issued pursuant to the Securities Purchase Agreement, dated as of July 30, 2020, with 3i, LP, as collateral agent (the “SPA”), by making a payment of $2,755,895.20, representing all principal and interest due at maturity. The Company has no further obligation under the Debenture and incurred no early termination or prepayment penalties in connection with the repayment.

As result of the repayment of the Debenture, (i) the Security Agreement, dated as of July 31, 2020, between the Company and 3i, LP, as collateral agent, pursuant to which the Company granted a security interest in certain assets of the Company as collateral to secure the Debenture, (ii) the Registration Rights Agreement, dated as of July 31, 2020, that provided for certain registration rights with respect to the shares of the Company’s common stock underlying the Debenture, and (iii) the SPA, were terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaccinex, Inc.

Date: August 3, 2021	By:	/s/ Scott E. Royer
Scott E. Royer
Chief Financial Officer